Exhibit 10.1
FIRST AMENDED EMPLOYMENT AGREEMENT
          FIRST AMENDED EMPLOYMENT AGREEMENT (the “Amendment”), effective as of the 1st day of January, 2008, by and between Gary Kolstad (the “Executive”), and CARBO Ceramics Inc., a Delaware corporation (the “Company”).
WITNESSETH
          WHEREAS, the Executive and the Company previously entered into the EMPLOYMENT AGREEMENT (the “Original Agreement”) dated as of the 10th of May, 2006, and;
          WHEREAS, the Company wishes to increase the salary of the Executive;
          NOW, THEREFORE, in consideration of the conditions and covenants set forth in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
1. Amendments to the Original Agreement.
           Section 2.(a) of the Original Agreement is hereby amended to read in its entirety as follows:
          “(a) The Company shall pay the Executive a base salary at the rate of $500,000 per annum, payable in accordance with the Company’s normal payroll practices (“Base Salary”). The Board shall have the right to review the Executive’s performance and compensation from time to time and may, in its sole discretion, increase his Base Salary based on such factors as the Board deems appropriate.”
2. No Other Amendments. Except as amended hereby, the Original Agreement shall remain in full force and effect in accordance with its terms and conditions.
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          IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Executive has hereunto set his hand as of the 16th day of October in the year 2007.

CARBO CERAMICS INC.
By:	/s/ William C. Morris

/s/ Gary A. Kolstad